Exhibit 3.295

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SSI SOUTHLAND HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.”

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF FEBRUARY, A.D. 2008, AT 2:09 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SSI SOUTHLAND HOLDINGS, INC.”.

4500795 8100H

121188358

You may verify this certificate online

at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957603

DATE: 11-01-12

CERTIFICATE OF INCORPORATION

OF

SSI SOUTHLAND HOLDINGS, INC.

1. The name of the corporation is SSI Southland Holdings, Inc..

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

4. The total number of shares of stock that the corporation shall have authority to issue is 25,000 shares of Common Stock, no par value per share.

5. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

6. The number of directors of the corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Except as otherwise provided in this Certificate of Incorporation, each director of the corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. No amendment, modification or repeal of this Article 7 shall adversely affect the rights and protection afforded to a director of the corporation under this Article 7 for acts or omissions occurring prior to such amendment, modification or repeal.

8. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

9. The name and mailing address of the incorporator is as follows:

Name

Christopher J. Hagan

Mailing Address

Goodwin Procter LLP

901 New York Avenue, N.W.

Washington, DC 20001

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THE UNDERSIGNED incorporator, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does hereby make this certificate, hereby declaring and certifying that it is his free act and deed and the facts herein stated are true, and accordingly he has hereunto set his hand this 6th day of February 2008.

Christopher J. Hagan

Incorporator

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